UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

travel B.V.*

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or incorporation or organization)	(IRS Employer Identification No.)

Bennigsen-Platz 1 Düsseldorf Federal Republic of Germany	40474
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-214591.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

*	We intend to change our corporate form from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public limited company (naamloze vennootschap) and to change our corporate name from travel B.V. to trivago N.V. prior to the completion of the offering contemplated in the prospectus included in our Registration Statement on Form F-1 (Registration No. 333-214591).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

travel B.V. (the “Company”) hereby incorporates by reference herein the description of its American Depositary Shares, each representing one Class A share, nominal value of €0.06 per share (the “ADSs”), to be registered hereunder, set forth under the heading “Description of American Depositary Shares” in the Company’s Registration Statement on Form F-1 (File No. 333-214591), originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on November 14, 2016, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which information shall be deemed to be incorporated herein by reference. The ADSs are expected to be listed on The NASDAQ Stock Market LLC.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 5, 2016	travel B.V.

	By:	/s/ Peter Vinnemeier
	Name:	Peter Vinnemeier
	Title:	Managing Director